UNAFFILIATED SELLER'S AGREEMENT

                                  by and among

              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION,

                                  as Depositor,

                                WMFC 1997-2 INC.
                             as Unaffiliated Seller

                                       and

                         WILSHIRE SERVICING CORPORATION,
                                   as Servicer

                           Dated as of August 1, 1998

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE ONE DEFINITIONS ......................................................1

   SECTION 1.01   DEFINITIONS.................................................1

ARTICLE TWO PURCHASE, SALE AND
  CONVEYANCE OF MORTGAGE LOANS................................................2

   SECTION 2.01   AGREEMENT TO PURCHASE.......................................2
   SECTION 2.02   PURCHASE PRICE..............................................3
   SECTION 2.03   CONVEYANCE OF MORTGAGE LOANS;
                    POSSESSION OF MORTGAGE FILES..............................3
   SECTION 2.04   DELIVERY OF MORTGAGE LOAN DOCUMENTS.........................4
   SECTION 2.05   TRANSFER OF MORTGAGE LOANS;
                    ASSIGNMENT OF AGREEMENT...................................4
   SECTION 2.06   BOOKS AND RECORDS...........................................5
   SECTION 2.07   COST OF DELIVERY OF DOCUMENTS...............................5

ARTICLE THREE REPRESENTATIONS AND WARRANTIES..................................5

   SECTION 3.01   REPRESENTATIONS AND WARRANTIES AND COVENANTS
                    OF THE UNAFFILIATED SELLER ...............................5
   SECTION 3.02   BREACH OF REPRESENTATIONS AND WARRANTIES;
                    REPURCHASE OF PURCHASED LOANS ............................9

ARTICLE FOUR .................................................................9

COVENANTS    .................................................................9

ARTICLE FIVE MISCELLANEOUS....................................................10

   SECTION 5.01   CONDITIONS OF DEPOSITOR'S OBLIGATIONS.......................10
   SECTION 5.02   CONDITIONS OF UNAFFILIATED SELLER'S OBLIGATIONS.............11
   SECTION 5.03   TERMINATION OF DEPOSITOR'S OBLIGATIONS......................12
   SECTION 5.04   NOTICES ....................................................12
   SECTION 5.05   SEVERABILITY OF PROVISIONS..................................12
   SECTION 5.06   AGREEMENT OF UNAFFILIATED SELLER............................13
   SECTION 5.07   SURVIVAL....................................................13
   SECTION 5.08   EFFECT OF HEADINGS AND TABLE OF CONTENTS ...................13
   SECTION 5.09   SUCCESSORS AND ASSIGNS..................................... 13
   SECTION 5.10   GOVERNING LAW...............................................13
   SECTION 5.11   CONFIRMATION OF INTENT......................................14
   SECTION 5.12   EXECUTION IN COUNTERPARTS...................................14
   SECTION 5.13   COSTS ......................................................14
   SECTION 5.14   INDEMNIFICATION.............................................15
   SECTION 5.15   MISCELLANEOUS...............................................18

Exhibit A -       Schedule of Mortgage Loans
Exhibit B -       Form of Officer's Certificate of a Member of the Unaffiliated
                    Seller
Exhibit C -       Form of Opinion of Counsel to the Unaffiliated Seller

      This Agreement, dated as of August 1, 1998 (the "Unaffiliated Seller's Agreement") by and among Prudential Securities Secured Financing Corporation, a Delaware corporation (the "Depositor"), WMFC 1997-2 Inc., a Delaware corporation (the "Unaffiliated Seller") and Wilshire Servicing Corporation, a Delaware corporation (the "Servicer").

                              W I T N E S S E T H:

      WHEREAS, Exhibit A attached hereto and made a part hereof lists certain residential mortgage loans (the "Mortgage Loans") owned by the Unaffiliated Seller that the Unaffiliated Seller desires to sell to the Depositor, and that the Depositor desires to purchase from the Unaffiliated Seller such Mortgage Loans;

      WHEREAS, it is the intention of the Unaffiliated Seller and the Depositor that simultaneously with the Unaffiliated Seller's conveyance of the Mortgage Loans to the Depositor on the Closing Date, the Depositor shall deposit the Mortgage Loans in trust pursuant to a Pooling and Servicing Agreement to be dated as of August 1, 1998 (the "Pooling and Servicing Agreement"), to be entered into by and among the Depositor, the Unaffiliated Seller, the Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee") and as backup servicer (the "Backup Servicer").

      NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

      Section 1.01 Definitions. Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

      "Agreement" means this Unaffiliated Seller's Agreement, as amended or supplemented in accordance with the provisions hereof.

      "Closing Date" shall have the meaning ascribed thereto in Section 2.01(c).

      "Commission" means the United States Securities and Exchange Commission.

      "Cut-Off Date" means the close of business, July 31, 1998.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Prospectus" means the Prospectus, dated September 4, 1998, relating to the offering by the Depositor from time to time of its Mortgage Pass-Through Certificates (Issuable in Series) in the form in which it was or will be filed with the Commission pursuant to Rule 424(b) under the Securities Act with respect to the offer and sale of the Certificates.

      "Prospectus Supplement" means the Prospectus Supplement, dated September 25, 1998, relating to the offering of the Certificates in the form in which it was or will be filed with the Commission pursuant to Rule 424(b) under the Securities Act with respect to the offer and sale of the Certificates.

      "Purchased  Assets"  shall have the  meaning  ascribed  thereto in Section
2.03.

      "Purchased Loans" shall have the meaning ascribed thereto in Section 2.03.

      "Registration Statement" means that certain registration statement on Form S-3, as amended (Registration No. 333-61939) relating to the offering by the Depositor from time to time of its Mortgage Pass-Through Certificates (Issuable in Series) as heretofore declared effective by the Commission.

      "Schedule of Mortgage  Loans" shall have the meaning  ascribed  thereto in
Section 2.01(b).

      "Securities Act" means the Securities Act of 1933, as amended.

      Capitalized terms used herein that are not otherwise defined shall have the respective meanings ascribed thereto in the Pooling and Servicing Agreement.

                                   ARTICLE TWO

                 PURCHASE, SALE AND CONVEYANCE OF MORTGAGE LOANS

      Section 2.01 Agreement to Purchase. (a) Subject to the terms and conditions of this Agreement, the Unaffiliated Seller agrees to sell, and the Depositor agrees to purchase on the Closing Date, the Mortgage Loans.

      (b) Subject to Section 2.07, the Depositor and the Unaffiliated Seller have agreed upon which of the Unaffiliated Seller's loans are to be purchased by the Depositor on the Closing Date pursuant to this Agreement, and the Unaffiliated Seller has prepared a schedule (the "Schedule of Mortgage Loans") setting forth all of the Mortgage Loans to be purchased under this Agreement, which schedule is attached hereto as Exhibit A.

      (c) The closing for the purchase and sale of the Mortgage Loans shall take place at the offices of Dewey Ballantine LLP, New York, New York, at 11.00 a.m., New York time, on September 29, 1998 or such other place and time as the parties shall agree (such time being herein referred to as the "Closing Date").

      Section 2.02 Purchase Price. On the Closing Date, as full consideration for the Unaffiliated Seller's sale of the Mortgage Loans to the Depositor, the Depositor will deliver to the Unaffiliated Seller (i) an amount in cash equal to $175,866,241.45, representing payment for the Class A Certificates and the Class M Certificates, (collectively the "Offered Certificates") (including accrued interest through but not including the Closing Date, and not including expenses as described in Section 5.13 hereof), and $10,955,254.91, representing payment for the Class B Certificates (including accrued interest through but not including the Closing Date) and the Class C Certificates, all payable by wire transfer of same day funds, and (ii) the Class R Certificates.

      Section 2.03 Conveyance of Mortgage Loans; Possession of Mortgage Files. On the Closing Date, the Unaffiliated Seller hereby sells, transfers, assigns, sets over and conveys to the Depositor, without recourse but subject to the terms of this Agreement, all right, title and interest in and to (i) the Mortgage Loans listed on the Schedule of Mortgage Loans, attached hereto as Exhibit A (the "Purchased Loans"), (ii) the Loan Files with respect to the Purchased Loans, (iii) all of the Unaffiliated Seller's right, title and interest in the Loan Collateral, including, without limitation, insurance policies and (iv) all monies due or to become due and all amounts received with respect thereto after the Cut-Off Date, including, without limitation, insurance policies (collectively, the "Purchased Assets"). Upon payment of the purchase price for such Mortgage Loans as provided in Section 2.02 of this Agreement, the Unaffiliated Seller shall have hereby, and shall be deemed to have, sold, transferred, assigned, set over and conveyed to the Depositor such Purchased Loans and the other Purchased Assets from and after the Closing Date until such time as the Certificates are paid in full or such Mortgage Loan is repurchased, if ever, under the related Pooling and Servicing Agreement. Upon the sale of such Purchased Loans, the ownership of each related Note, each related Mortgage and the contents of the related Loan File shall immediately vest in the Depositor and the ownership of all related records and documents with respect to each Mortgage Loan prepared by or which come into the possession of the Unaffiliated Seller shall immediately vest in the Depositor. The contents of any Loan File in the possession of the Unaffiliated Seller at any time after such sale, and any scheduled payments of principal and interest on the Mortgage Loans due after the Cut-Off Date and received by the Unaffiliated Seller, shall be held in trust by the Unaffiliated Seller for the benefit of the Depositor as the owner thereof, and shall be promptly delivered by the Unaffiliated Seller to or upon the order of the Depositor.

      It is the intention of the parties hereto that the conveyance by the Unaffiliated Seller of the Mortgage Loans to the Depositor shall constitute a purchase and sale of such Mortgage Loans and not a loan. In the event, however, that a court of competent jurisdiction were to hold that the transaction evidenced hereby constitutes a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Unaffiliated Seller shall be deemed to have granted to the Depositor, a first priority perfected security interest in all of the Unaffiliated Seller's right, title and interest in, to and under the Mortgage Loans. The conveyance by the Unaffiliated Seller of the

Mortgage Loans to the Depositor shall not constitute and is not intended to result in an assumption by the Depositor of any obligation of the Originators.

      Pursuant to the Pooling and Servicing Agreement, the Depositor shall, on the Closing Date, assign all of its right, title and interest in and to the Purchased Loans and the other Purchased Assets to the Trustee for the benefit of the Owners of the Certificates.

      Section 2.04 Delivery of Mortgage Loan Documents. On or prior to the Closing Date, the Unaffiliated Seller shall deliver to the Trustee (as assignee of the Depositor pursuant to the Pooling and Servicing Agreement), the Loan File documents, as described in the related Pooling and Servicing Agreement.

      All original documents relating to the Mortgage Loans that are not delivered to the Trustee (as assignee of the Depositor pursuant to the Pooling and Servicing Agreement) as required by this Section 2.04 are and shall be held by the Unaffiliated Seller in trust for the benefit of the Trustee on behalf of the related Owners of the Certificates. In the event that any such original document is required pursuant to the terms of this Section 2.04 to be a part of a Loan File, such document shall be delivered promptly to the Trustee (as assignee of the Depositor pursuant to the Pooling and Servicing Agreement).

      From and after the sale of the Mortgage Loans to the Depositor pursuant hereto, to the extent that the Unaffiliated Seller retains legal title of record to any Mortgage Loans prior to the vesting of legal title in the Trustee (as assignee of the Depositor pursuant to the Pooling and Servicing Agreement), such title shall be retained in trust for the Depositor as the owner of the Mortgage Loans and the Trustee, as the Depositor's assignee.

      Section 2.05 Transfer of Mortgage Loans; Assignment of Agreement. The Depositor has the right to assign its interest under this Agreement to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement, without further notice to, or consent of, the Unaffiliated Seller, and the Trustee shall succeed to such of the rights and obligations of the Depositor hereunder as shall be so assigned. The Depositor shall, pursuant to the Pooling and Servicing Agreement, assign all of its right, title and interest in and to the Purchased Loans and the other Purchased Assets, together with all other rights relating to the foregoing, to the Trustee for the benefit of the Owners of the Certificates. The Unaffiliated Seller agrees that, upon such assignment to the Trustee, all rights of the Depositor with respect to the Purchased Loans and the other Purchased Assets will run to and be for the benefit of the Trustee and the Trustee may enforce diligently, without joinder of the Depositor, any and all of such rights.

      Section 2.06 Books and Records. The sale of each Mortgage Loan shall be reflected on the Unaffiliated Seller's balance sheet and other financial statements as a sale of assets by the Unaffiliated Seller for accounting purposes and for tax purposes. The Unaffiliated Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Trustee for the benefit of the Owners of the related Certificates.

      Section 2.07 Cost of Delivery of Documents. The costs relating to the delivery of the documents specified in this Article Two in connection with the Mortgage Loans shall be borne by the Unaffiliated Seller.

                                 ARTICLE THREE

                         REPRESENTATIONS AND WARRANTIES

      Section 3.01 Representations and Warranties and Covenants of the Unaffiliated Seller. (a) Pursuant to this Agreement, the Unaffiliated Seller, as of the Closing Date, makes the following representations and warranties with respect to itself, to the Depositor:

            (i) It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business requires it to be so qualified.

            (ii) It has the power and authority to own and convey all of its properties and assets and to execute and deliver this Agreement and to perform the transactions contemplated hereby.

            (iii) The execution, delivery and performance by it of this Agreement and the transactions contemplated hereby, (A) have been duly authorized by all necessary corporate or other action on its part, (B) do not contravene or cause it to be in default under (1) its organizational documents, (2) any contractual restriction with respect to any of its debt or contained in any material indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting it or its property or (3) any law, rule, regulation, order, writ, judgment, award, injunction or decree applicable to, binding on or affecting it or its property, and (C) do not result in or require the creation of any Adverse Claim.

            (iv) This Agreement has been duly executed and delivered on its behalf and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy laws and other similar laws of general application affecting creditors, and subject to the application of rules of equity, including those respecting the availability of specific performance.

            (v) All material actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any Governmental Authority, that are necessary in connection with the performance by it of its obligations as a seller under this Agreement have been obtained and are in full force and effect and are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) which could have a material adverse impact on its performance of its obligations under this Agreement.

            (vi) There is no action, suit, proceeding or investigation pending or, to the best of its knowledge, threatened, before any court, administrative agency or tribunal against it which, either in any one instance or in the aggregate, may result in any material adverse change in its business, operations, financial condition, properties or assets or in any material prohibition or impairment of its right or ability to carry on its business substantially as now conducted, or which would draw into question the validity or enforceability of this Agreement or any of the Purchased Loans or of any material action taken or to be taken in connection with its obligations contemplated herein, or which would be likely to impair materially its ability to perform under the terms of this Agreement or that might prohibit its entering into this Agreement or the consummation of any of the transactions contemplated hereby.

            (vii) It is not in violation of or in default with respect to, any order or decree of any court or any order or demand of any Governmental Authority, which violation or default would materially and adversely affect its condition (financial or other) or operations or its properties or its performance hereunder.

            (viii) No defaulted Debt exists under any instrument or agreement evidencing, securing or providing for the issuance of its Debt.

            (ix) The principal place of business and chief executive office of the Unaffiliated Seller is located at the address set forth in Section
      5.04 hereof and, except as set forth in Section 5.04 hereof, there are now no, and during the past four months there have not been any, other locations where the Unaffiliated Seller, has been located (as that term is used in the Uniform Commercial Code in the state of such location).

            (x) The legal name of the Unaffiliated Seller is as set forth at the beginning of this Agreement and the Unaffiliated Seller has not changed its name in the last four years, and during such period, the Unaffiliated Seller did not use, nor does the Unaffiliated Seller now use, any tradenames, fictitious names, or assumed names.

            (xi) It is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement; it is paying its Debts as they mature; it has not sold any Mortgage Loan to the Depositor with intent to hinder, delay or defraud any entity to which it was, or became, after the date that such transfer was made, indebted; its sales of the Mortgage Loans to the Depositor have been and will be made for reasonably equivalent value and fair consideration; it has not incurred Debts beyond its ability to pay as they mature; and it, after giving effect to the transactions contemplated by this Agreement, will have an adequate amount of capital to conduct its business in the foreseeable future.

            (xii) For federal income tax, reporting and accounting purposes, it will treat the sale of each Mortgage Loan sold pursuant to this Agreement as a sale, or absolute assignment, of its full right, title and ownership interest in such Mortgage Loan to the Depositor, and it has not in any other respect accounted for or treated the transactions contemplated by this Sale Agreement.

            (xiii) It, or one of its affiliates, has and maintains all permits, licenses, authorizations, registrations, approvals and consents of Governmental Authorities (including, without limitation, sales finance company licenses, if any) necessary for (A) its activities and business as currently conducted and as proposed to be conducted, (B) the ownership, use, operation and maintenance of its properties, facilities and assets and (C) the performance by it of this Agreement.

            (xiv) It has filed on a timely basis all tax returns (federal, state, and local) required to be filed and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from it.

            (xv) Each pension plan or profit sharing plan to which the Unaffiliated Seller is a party has been fully funded in accordance with its obligations set forth in such plan.

            (xvi) With respect to it, there has occurred no event which has a material adverse effect on its ability to perform its obligations under this Agreement.

            (xvii) The consolidated balance sheet of its ultimate parent of the date of its most recently completed fiscal year and its related statements of income and shareholders' equity for the fiscal year then ended together with all quarterly reports with respect to completed fiscal quarters occurring after such fiscal year until the date of this representation and warranty, copies of which have been furnished to the Depositor, fairly present its financial condition, business and operations as of such date and the results of its operations for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since such date of the most recent financial statements there has been no material adverse change in any such condition, business or operations.

            (xviii) It has valid business reasons for selling its interests in the Purchased Loans rather than obtaining a loan with the Purchased Loans as collateral.

      (b) With respect to each Purchased Loan sold by the Unaffiliated Seller pursuant to this Agreement, the Unaffiliated Seller, as of the Closing Date, makes the representations and warranties set forth in Section 3.4 of the Pooling and Servicing Agreement for the benefit of the Depositor. Such representations and warranties are incorporated by reference in this Section 3(b), and the Depositor may rely thereon as if such representations and warranties were fully set forth herein.

      (c) It is understood and agreed that the representations and warranties in this Section 3 shall survive the sale of the Purchased Loans and the other Purchased Assets to the Depositor and any sale or assignment of the Purchased Loans and the other Purchased Assets by the Unaffiliated Seller to the Depositor and by the Depositor to the Trustee, for the benefit of the Trust, as the case may be, and shall continue so long as any Purchased Loan shall remain outstanding.

      (d) The Unaffiliated Seller acknowledges that, pursuant to this Agreement, it has assigned all of its right, title and interest in and to the Purchased Loans and the other Purchased Assets and its right to exercise the remedies created by Section 4 hereof to the Depositor and that, pursuant to the Pooling and Servicing Agreement, the Depositor has assigned all of its right, title and interest in and to the Purchased Loans and the other Purchased Assets and its right to exercise the remedies created by Section 4 hereof to the Trustee, on behalf of the Owners of the Certificates, as the case may be. The Unaffiliated Seller agrees that the Trustee, on behalf of the Owners of the Certificates, may enforce directly, without joinder of the Depositor, the repurchase obligations of the Unaffiliated Seller, set forth in Section 4 hereof with respect to breaches of the representations and warranties set forth in this Section 3.

      (e) The Unaffiliated Seller covenants and agrees, so long as any of the Certificates are outstanding, as follows:

            (i) Any change in the location of the principal place of business or chief executive office (assuch terms are used in the Uniform Commercial Code in the state of such location) of the Unaffiliated Seller occurring after the Closing Date shall be specifically disclosed to the Depositor and the Trustee in writing.

            (ii) Any change in the legal name of the Unaffiliated Seller and any use by any thereof of any tradename, fictitious name, or assumed name occurring after the Closing Date shall be specifically disclosed to the Depositor and the Trustee in writing.


      Section 3.02 Breach of Representations and Warranties; Repurchase of Purchased Loans. Upon discovery by the Unaffiliated Seller, the Depositor or upon an Authorized Officer of the Trustee obtaining actual knowledge of a breach by the Unaffiliated Seller of any of the representations and warranties set forth in Section 3 hereof, without regard to any limitation set forth in such representation or warranty concerning the knowledge of the Unaffiliated Seller as to the facts stated therein which materially and adversely affects the value, or the interest of the Trust in, any Mortgage Loan, as the case may be, the party discovering such breach shall give prompt written notice to the other parties. Thereafter, the Unaffiliated Seller shall, if such breach materially and adversely affects the value of, or the interests of the Trust or any Owner of a Certificate, as the case may be, in any Purchased Loan, on the Servicer's Remittance Date in the month following the expiration of a 60-day period since the date of notice of such breach (the "Repurchase Date"), if such breach remains uncured, repurchase such Purchased Loan by remitting to the Principal and Interest Account, the related

Repurchase Price. Any such repurchase shall be made without recourse against, or warranty, express or implied, of such transferring party.

                                  ARTICLE FOUR

                                    COVENANTS

      Section 4.01 Covenants of the Unaffiliated Seller. The Unaffiliated Seller covenants with the Depositor as follows:

      (a) The Unaffiliated Seller shall cooperate with the Depositor and the firm of independent certified public accountants retained with respect to the issuance of the Certificates in making available all information and taking all steps reasonably necessary to permit the accountants' letters required hereunder to be delivered within the times set for delivery herein.

      (b) The Unaffiliated Seller hereby agrees to do all acts, transactions, and things and to execute and deliver all agreements, documents, instruments, and papers by and on behalf of the Unaffiliated Seller as the Depositor or its counsel may reasonably request in order to consummate the transfer of the Mortgage Loans to the Depositor and the subsequent transfer thereof to the Trustee, and the rating, issuance and sale of the Certificates.

      (c) The Unaffiliated Seller hereby agrees to arrange separately to pay to the Trustee all of the Trustee's fees and expenses in connection with the transactions contemplated by the Pooling and Servicing Agreement subject to existing agreements to which the Unaffiliated Seller assented at an earlier date. For the avoidance of doubt, the parties hereto acknowledge that it is the intention of the parties that the Depositor shall not pay any of the Trustee's fees and expenses in connection with the transactions contemplated by the Pooling and Servicing Agreement.

                                  ARTICLE FIVE

                                  MISCELLANEOUS

      Section 5.01 Conditions of Depositor's Obligations. The obligations of the Depositor to purchase the Mortgage Loans will be subject to the satisfaction on the Closing Date of the following conditions. Upon payment of the purchase price for the Mortgage Loans, such conditions shall be deemed satisfied or waived.

      (a) The obligations of the Unaffiliated Seller required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and all of the representations and warranties of the Unaffiliated Seller under this Agreement shall be true and correct in all material respects as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this

Agreement, and the Depositor shall have received a certificate to the effect of the foregoing signed by an authorized officer of the Unaffiliated Seller.

      (b) The Depositor shall have received a letter dated the date of this Agreement, in form and substance reasonably acceptable to the Depositor and its counsel, prepared by Arthur Andersen & Co., independent certified public accountants, regarding the numerical information contained in the Prospectus Supplement under the captions "Prepayment and Yield Considerations" and "Description of the Mortgage Loans."

      (c) The Mortgage Loans will be reasonably acceptable to the Depositor, in its sole discretion.

      (d) The Depositor shall have received the following additional closing documents, in form and substance satisfactory to the Depositor and its counsel:

            (i) the Schedule of Mortgage Loans;

            (ii) the Pooling and Servicing Agreement dated as of August 1, 1998 and the Underwriting Agreement, dated as of September 25, 1998, (the "Underwriting Agreement"), between the Depositor and Prudential Securities Incorporated, as Representative of the underwriters named therein (such underwriters constituting the "Underwriters"), and all documents required thereunder, duly executed and delivered by each of the parties thereto other than the Depositor;

            (iii)  officer's  certificates  of an  officer  of a  member  of the
      Unaffiliated Seller, dated as of the Closing Date, in the form of Exhibit B hereto, and attached thereto resolutions of the board of directors of such member and a copy of the Unaffiliated Seller's Articles of Incorporation and By-Laws and all amendments, revisions, and supplements thereof, certified by an officer of a member of the Unaffiliated Seller;

            (iv) an opinion of the counsel for the Unaffiliated Seller as to various corporate matters substantially in the form attached hereto as Exhibit C (it being agreed that the opinion shall expressly provide that the Trustee shall be entitled to rely on the opinion);

            (v) letters from Fitch IBCA Inc. and Moody's Investors Service Inc., that they have assigned ratings to the Offered Certificates as described in the Prospectus Supplement, and ratings to the Class B Certificates of at least "BB" and "Ba2" respectively;

            (vi) an opinion of counsel for the Trustee in form and substance acceptable to the Depositor, its counsel, and each Rating Agency (it being agreed that the opinion shall expressly provide that the Unaffiliated Seller shall be entitled to rely on the opinion); and

            (vii) an opinion of counsel for the Servicer, in form and substance acceptable to the Depositor, its counsel, and each Rating Agency (it being agreed that the opinion shall expressly provide that the Unaffiliated Seller shall be entitled to rely on the opinion).

      (e) All documents contemplated by this Agreement shall be satisfactory in form and substance to the Depositor and its counsel.

      (f) The Unaffiliated Seller shall have furnished the Depositor with such other certificates of its officers or others and such other documents or opinions as the Depositor or its counsel may reasonably request.

      Section  5.02  Conditions  of  Unaffiliated  Seller's   Obligations.   The
obligations of the Unaffiliated Seller under this Agreement shall be subject to the satisfaction, on the Closing Date, of the following conditions:

      (a) Each of the obligations of the Depositor required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Depositor contained in this Agreement shall be true and correct as of the Closing Date.

      (b) The Unaffiliated Seller shall have received the following additional documents:

            (i) the Pooling and Servicing Agreement, and all documents required thereunder, in each case executed by the Depositor as applicable;

            (ii) an opinion of the counsel for the Depositor as to securities and tax matters; and

            (iii) an opinion of the counsel for the Depositor as to true sale matters and confirmation of the rating of the Class B Certificates of at least "BB"and "Ba2"by Fitch IBCA Inc. and Moody's Investors Service Inc.respectively..

      (c) The Depositor shall have furnished the Unaffiliated Seller with such other certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Unaffiliated Seller may reasonably request, and the Underwriting Agreement shall have been duly performed and complied with.

      Section 5.03 Termination of Depositor's Obligations. The Depositor may terminate its obligations hereunder by notice to the Unaffiliated Seller at any time before delivery of and payment of the purchase price for the Mortgage Loans if: (i) any of the conditions described in Section 5.01 are not satisfied when and as provided therein; (ii) there shall have been the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Unaffiliated Seller or the

Servicer, or for the winding up or liquidation of the affairs of the Unaffiliated Seller or the Servicer; (iii) there shall have been the consent by the Unaffiliated Seller or the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Unaffiliated Seller or the Servicer or relating to substantially all of the property of the Unaffiliated Seller or the Servicer; or (iv) the Underwriters terminate their obligations under the Underwriting Agreement (except as a result of a failure solely due to a matter within the reasonable control of the Depositor). The termination of the Depositor's obligations hereunder shall not terminate the Depositor's rights hereunder or its right to exercise any remedy available to it at law or in equity.

      Section 5.04 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by facsimile and confirmed by a similar mailed writing, if to the Depositor, addressed to the Depositor at Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, Attention: Asset Finance Group, or to such other address as the Depositor may designate in writing to the Unaffiliated Seller and if to the Unaffiliated Seller, addressed to the Unaffiliated Seller at Wilshire Servicing Corporation, 1776 S.W. Madison Street, Portland, Oregon 97205, Attention: Lawrence Mendelsohn or to such other address as the Unaffiliated Seller may designate in writing to the Depositor.

      Section 5.05 Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

      Section 5.06 Agreement of Unaffiliated Seller. The Unaffiliated Seller agrees to execute and deliver such instruments and take such actions as the Depositor may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

      Section 5.07 Survival. The parties to this Unaffiliated Seller's Agreement agree that the representations, warranties and agreements made by each of them herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party hereto, notwithstanding any investigation heretofore or hereafter made by such other party or on such other party's behalf, and that the representations, warranties and agreements made by the parties hereto in this

Agreement or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans.

      Section 5.08 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      Section 5.09 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as expressly permitted by the terms hereof, this Agreement may not be assigned, pledged or hypothecated by any party hereto to a third party without the written consent of the other party to this Agreement; provided, however, that the Depositor may assign its rights hereunder to the Trustee on behalf of the Trust without the consent of the Unaffiliated Seller.

      Section 5.10 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      Section 5.11 Confirmation of Intent. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Unaffiliated Seller to the Depositor as contemplated by this Agreement be, and be treated for all purposes as, a sale by the Unaffiliated Seller to the Depositor of the Mortgage Loans. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Unaffiliated Seller to the Depositor to secure a debt or other obligation of the Unaffiliated Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Unaffiliated Seller then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Unaffiliated Seller to the Depositor of a security interest in all of the Unaffiliated Seller's right, title and interest in and to the Mortgage Loans and all amounts payable on the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the possession by the Depositor of Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Depositor for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Depositor pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby. The Unaffiliated Seller and the Depositor shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Unaffiliated Seller's Agreement.

      Section 5.12 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      Section 5.13 Costs. In connection with the transactions contemplated under this Agreement and the Pooling and Servicing Agreement, the Unaffiliated Seller shall promptly pay (or shall promptly reimburse the Depositor to the extent that the Depositor shall have paid or otherwise incurred): (a) the fees and disbursements of the Depositor, including fees of counsel (subject to an agreed expense cap); (b) the fees of each Rating Agency, as separately agreed; (c) any of the fees of the Trustee, as separately agreed, and the reasonable fees and disbursements of the Trustee's counsel; (d) the fees and reasonable fees and disbursements of Deloitte & Touche LLP, (d) expenses incurred in connection with printing the Prospectus, the Prospectus Supplement, any amendment or supplement thereto, any preliminary prospectus and the Certificates; and (e) fees and expenses relating to the filing of documents with the Commission relating to the Class A Certificates (including, without limitation, periodic reports under the Securities Exchange Act of 1934, as amended) and the shelf registration amortization fee paid in connection with the issuance of Certificates, which amount is equal to 0.05% of the aggregate Offered Certificate Principal Balance on the Closing Date. For the avoidance of doubt, the parties hereto acknowledge that it is the intention of the parties that the Depositor shall not pay any of the Trustee's fees and expenses in connection with the transactions contemplated by the Pooling and Servicing Agreement. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expenses.

      Section 5.14 Indemnification. (a) The Unaffiliated Seller agrees to indemnify and hold harmless the Depositor, each of its directors, each of its officers who have signed the Registration Statement, and each of its directors and each person or entity who controls the Depositor or any such person, within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint and several, to which the Depositor or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Depositor and each such controlling person for any legal or other expenses incurred by the Depositor or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement relating to the Certificates or any amendment or supplement to the Prospectus Supplement relating to the Certificates or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Prospectus

Supplement relating to the Certificates or any amendment or supplement to the Prospectus Supplement relating to the Certificates approved in writing by the Unaffiliated Seller, in light of the circumstances under which they were made, not misleading; provided, however, that the Unaffiliated Seller will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus Supplement or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Unaffiliated Seller by the Underwriters or the Depositor specifically for use therein. This indemnity agreement will be in addition to any liability which the Unaffiliated Seller may otherwise have.

      (b) The Depositor agrees to indemnify and hold harmless the Unaffiliated Seller, each of its directors and each person or entity who controls the Unaffiliated Seller or any such person, within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint and several, to which the Unaffiliated Seller or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Unaffiliated Seller and any such director or controlling person for any legal or other expenses incurred by such party or any such director or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, the Prospectus Supplement, any amendment or supplement to the Prospectus or the Prospectus Supplement or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is other than a statement or omission relating to the information furnished to the Depositor by the Unaffiliated Seller specifically for use therein; provided, however, that in no event shall the Depositor be liable to the Unaffiliated Seller under this paragraph (b) in an amount in excess of the Depositor's resale profit or the underwriting fee on the sale of the Certificates. This indemnity agreement will be in addition to any liability which the Depositor may otherwise have.

      (c) The Unaffiliated Seller shall in addition indemnify and hold harmless the Depositor for any losses, claims, damages, or liabilities to which they become subject in connection with the offering for resale of the Certificates of any materials which would constitute "computational materials", "collateral term sheets" or "structural term sheets" (collectively, "Computational Materials") under the Commission's "no-action letter" definitions of such terms as of the date hereof, except to the extent that any such losses, claims, damages or liabilities result from the gross negligence of the Depositor in the preparation of such Computational Materials. The Depositor shall indemnify and hold harmless the Unaffiliated Seller for any losses, claims, damages or liabilities which result from the gross negligence of the Depositor in the preparation of such Computational Materials; provided, however, that in no event shall the Depositor be liable to the Unaffiliated Seller under this paragraph (c) in an amount in excess of the Depositor's resale profit or the underwriting fee on the sale of the Certificates.

      (d) Promptly after receipt by an indemnified party under this Section 5.14 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 5.14, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent such indemnifying party has been prejudiced thereby. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 5.14 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the indemnifying party and would raise a potential conflict, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The indemnifying party shall not be liable for the expenses of more than one separate counsel.

      (e) Promptly after receipt by an indemnified party under this Section 5.14 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 5.14, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent such indemnifying party has been prejudiced thereby. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 5.14 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the indemnifying party and would raise a potential conflict, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The indemnifying party shall not be liable for the expenses of more than one separate counsel.

      (f)  In  order  to  provide  for  just  and  equitable   contribution   in
circumstances in which the indemnity agreement provided for in the preceding parts of this Section 5.14 is for any reason held to be unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) or (c) of this Section 5.14 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof); provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, there shall be considered (i) the relative benefits received by the Unaffiliated Seller on the one hand, and the Depositor on the other, from the offering of the Certificates or (ii) the relative benefits described in clause (i) as well as the relative faults of the Unaffiliated Seller and the Depositor, taking into account the Unaffiliated Seller's and the Depositor's relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate in the circumstances. The Unaffiliated Seller and the Depositor agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. For purposes of this Section 5.14, each director of the Depositor, each officer of the Depositor who signed the Registration Statement, and each person, if any who controls the Depositor within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Depositor, and each director of the Unaffiliated Seller, and each person, if any who controls the Unaffiliated Seller within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Unaffiliated Seller.

      Section 5.15 Miscellaneous. (a) (i) This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof, (ii) this Agreement may be amended from time to time by the Unaffiliated Seller and the Depositor by written agreement, without notice to or consent of the related Owners to cure any ambiguity, to correct or supplement any provisions herein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an officer's certificate, at the expense of the party requesting the change, delivered to the Trustee, adversely affect in any material respect the interests of any Owner; and provided, further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Owner of such Certificate, or change the rights or obligations of any other party hereto without the consent of such party, (iii) this

Agreement may be amended from time to time by the Unaffiliated Seller and the Depositor with the consent of the Owners of the Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Owners; provided, however, that no such amendment shall be made unless the Trustee receives an officer's certificate, that such change will not reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Owner of such Certificate, and (iv) it shall not be necessary for the consent of any Owner under this Section 5.15(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

      (b) The Depositor and the Unaffiliated Seller intend the conveyance by the Unaffiliated Seller to the Depositor of all of its right, title and interest in and to the Mortgage Loans pursuant to this Unaffiliated Seller's Agreement to constitute a purchase and sale and not a loan.

                  [Signatures Commence on Following Page]

      IN WITNESS WHEREOF, the parties hereto have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.

                                        PRUDENTIAL SECURITIES SECURED
                                          FINANCING CORPORATION

                                        By: /s/ Evan J. Mitnick
                                            --------------------------
                                        Name:   Evan J. Mitnick
                                        Title:  Vice President

                                        WILSHIRE SERVICING CORPORATION

                                        By: /s/ Lawrence Mendelsohn
                                            ---------------------------
                                        Name:  Lawrence Mendelsohn
                                        Title: President

                                        WMFC 1997-2 INC.

                                        By: /s/ Lawrence Mendelsohn
                                            ---------------------------
                                        Name:  Lawrence Mendelsohn
                                        Title: President

               [Signature Page to Unaffiliated Seller's Agreement]

                                                                       Exhibit A

SCHEDULE OF MORTGAGE LOANS

                                                                       Exhibit B

FORM OF OFFICER'S CERTIFICATE
OF THE UNAFFILIATED SELLER

[See Tab 11]

                                                                       Exhibit C

FORM OF OPINION OF COUNSEL
TO THE UNAFFILIATED SELLER

[See Tab 17]


                                       C-1